Exhibit 99.1

Odysight.ai Reports Financial Results for the Nine Months Ended September 30, 2024 and Provides Business Update

OMER, Israel, November 14, 2024 – Odysight.ai Inc. (OTCQB: ODYS), a leading provider of visual based predictive maintenance (PdM) and condition-based monitoring (CBM) solutions, announced its 2024 nine months financial results and provided a business update.

Key highlights

Revenue for the nine months of 2024 was approximately $2.7 million; Cash Balance1 of approximately $21.2 million as of September 30, 2024

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Backlog reached a record high of approximately $16 million

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Raised $10.3 million in private placement during July to accelerate growth, while targeting Nasdaq uplisting

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Signed purchase order agreement exceeding $10 million with a leading international defense contractor, to be fully integrated in its selected UAV lines

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Purchase orders received for the Israel Air Force (IAF) Boeing AH-64 Apache attack helicopter prototype and from an international defense contractor for PdM system, to be installed in upgraded IAF maritime version SH-60 Seahawk

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Repeat purchase order from NASA for its comprehensive visualization solution, to support its high-speed aeronautical flight testing

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Purchase orders received from France-based Safran aircraft engines and from Tel Aviv University on behalf of the Israel Ministry of Defense for a bespoke system based on proprietary visual sensors

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Einav Brenner, Odysight.ai’s Chief Financial Officer, said: “We are thrilled by the growing recognition Odysight.ai is receiving from blue-chip global aerospace industry leaders. We continue to improve our financial performance, as reflected by the significant signed agreement exceeding $10 million and our backlog level.”

Financial highlights for the nine months ended September 30, 2024 (Unaudited)

Revenues for the nine months ended September 30, 2024, were approximately $2.7 million, compared to $1.1 million for the nine months ended September 30, 2023, an increase of approximately 145%. The increase is primarily attributable to a higher unit sale price, a growing number of units sold to a Fortune 500 multinational healthcare corporation, as well as Industry 4.0 related revenues.

Cost of Revenues for the nine months ended September 30, 2024 was $2.0 million, compared to $1.6 million for the nine months ended September 30, 2023, an increase of approximately 19%. The increase is primarily attributable to the costs associated with the increase in the number of units sold.

Gross Profit for the nine months ended September 30, 2024 was $0.7 million, compared to gross loss of $0.6 million for the nine months ended September 30, 2023. The transition to gross profit is attributable to both revenue growth as well as the decrease in cost of revenues.

Operating expenses for the nine months ended September 30, 2024 were $9.4 million, compared to $8.2 million for the nine months ended September 30, 2023, an increase of approximately 15%. The increase was primarily due to an increase in employee recruitment, payroll and related expenses, development of new products and professional services expenses.

Net loss for the nine months ended September 30, 2024, was $8.7 million, compared to $8.8 million for the nine months ended September 30, 2023.

Cash Balance1 as of September 30, 2024, was $21.2 million.

About Odysight.ai

Odysight.ai is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI platform. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, Odysight.ai leverages proven visual technologies and products from the medical industry. Odysight.ai’s unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. Odysight.ai’s platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring.

We routinely post information that may be important to investors in the Investors section of our website. For more information, please visit: https://www.odysight.ai or follow us on Twitter, LinkedIn and YouTube.

1 including cash, cash equivalents and restricted cash.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding sustained demand for the Company’s products, the Company’s positive trajectory in commercializing its products and optimism about future growth and Nasdaq listing. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward- looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro Odysight.ai technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of Odysight.ai’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on a single customer that accounts for a substantial portion of our revenues, (xi) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xiii) the impact of computer system failures, cyberattacks or deficiencies in our cybersecurity, (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction and (xv) political, economic and military instability in Israel, including the impact of Israel’s war against Hamas and Hezbollah. These and other important factors discussed in Odysight.ai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 26, 2024 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Company Contact:

Einav Brenner, CFO

info@odysight.ai

Investor Relations Contact:

Miri Segal

MS-IR LLC

msegal@ms-ir.com

Tel: +1-917-607-8654